Credit Suisse Trust Funds
Securities Purchases during an Underwriting involving
Credit Suisse Asset Management, LLC subject to Rule 10f-3 under the Investment Company Act of 1940.

For the period ended June 30, 2005

Portfolio:			Credit Suisse Trust Global Small
				Cap Portfolio


Security:			Gravity Co LTD-ADR


Date Purchased:			2/8/2005


Price Per Share:		$12.93


Shares Purchased
by the Portfolio ":		15,800


Total Principal Purchased
by the Portfolio ":		$204,341.40


% of Offering Purchased
by the Portfolio:	        0.68%


Broker:				Canadian Imperial Bank of Commerce



Portfolio:			Credit Suisse Trust Mid Cap Growth


Security:			Navteq Corp


Date Purchased:			5/4/2005


Price Per Share:		$36.87


Shares Purchased
by the Portfolio ":		4,600


Total Principal Purchased
by the Portfolio ":		$169,602.00


% of Offering Purchased
by the Portfolio:	        0.015%


Broker:				Merrill Lynch



Portfolio:			Credit Suisse Trust Emerging Markets


Security:			AES Tiete SA-Pref


Date Purchased:			6/15/2005


Price Per Share:		$0.04


Shares Purchased
by the Portfolio ":		57,000,000


Total Principal Purchased
by the Portfolio ":		$2,280,000.00


% of Offering Purchased
by the Portfolio:	        1.037%


Broker:				Santander



Portfolio:			Credit Suisse Trust Small Growth



Security:			Gravity Co LTD-ADR


Date Purchased:			2/8/2005


Price Per Share:		$12.93


Shares Purchased
by the Portfolio ":		13,300


Total Principal Purchased
by the Portfolio ":		$172,008.90


% of Offering Purchased
by the Portfolio:	        0.57%


Broker:				Canadian Imperial Bank of Commerce